Exhibit 31.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

I, Paolo Pucci, certify that:

1.	I have reviewed this annual report on Form 10-K/A of ArQule, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 10, 2012

/s/ Paolo Pucci
Paolo Pucci Chief Executive Officer